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                                                                     EXHIBIT 5.1


                         [ALSTON & BIRD LLP LETTERHEAD]


                                 August 4, 1997


Proffitt's Credit Corporation
P.O. Box 20080
Jackson
Mississippi 39289

         Re: Proffitt's Credit Card Master Trust -- Series 1997-2 Class A and Series 1997-2 Class B Asset Backed Certificates

Ladies and Gentlemen:

         We have acted as counsel to Proffitt's Credit Corporation (the "Transferor") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Securities Act") of Series 1997-2 Class A Asset Backed Certificates (the "Class A Certificates") and Series 1997-2 Class B Asset Backed Certificates (the "Class B Certificates", and together with the Class A Certificates, the "Offered Certificates") representing undivided interests in the Proffitt's Credit Card Master Trust (the "Trust"). The Offered Certificates will be issued pursuant to a Master Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") and the Series 1997-2 Supplement thereto (the "Supplement") to be entered into by and among the Transferor, Proffitt's, Inc., as servicer (the "Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

         We have examined forms of the Pooling and Servicing Agreement and the Supplement. We also have examined and relied upon such other records, documents and other instruments that in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.





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Proffitt's Credit Corporation
August 4, 1997
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         Based on the foregoing, we are of the opinion that when (i) the issuance of the Offered Certificates has been duly authorized by appropriate corporate action, (ii) the Offered Certificates have been duly executed, authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Pooling and Servicing Agreement and the Supplement, and (iii) such Offered Certificates have been offered and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus, then the Certificates will be legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Offered Certificates will be entitled to the benefits of the Pooling and Servicing Agreement and the Supplement.

         The foregoing opinion is subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law. We note that the Pooling and Servicing Agreement and Supplement purport to be governed by the laws of the State of New York and we express no opinion on such laws. The opinions expressed herein are based solely upon the laws of the State of Georgia and the federal laws of the United States (excluding the choice of law provisions thereof).

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                              Yours very truly,

                                              ALSTON & BIRD LLP

                                              By: /s/ Ralph F. MacDonald, III
                                                 ----------------------------
                                                 Ralph F. MacDonald, III




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